NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
October 31, 2019

THIRD QUARTER 2019 OPERATING RESULTS AND 2020 GUIDANCE
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, October 31, 2019 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2019. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Revenues	$168,607	$155,331	$497,111	$463,683

Net earnings available to common stockholders	$58,111	$73,450	$199,648	$230,140
Net earnings per common share	$0.35	$0.47	$1.22	$1.48

FFO available to common stockholders	$115,013	$105,134	$336,215	$312,847
FFO per common share	$0.70	$0.67	$2.06	$2.02

Core FFO available to common stockholders	$115,013	$105,356	$334,884	$313,590
Core FFO per common share	$0.70	$0.67	$2.05	$2.02

AFFO available to common stockholders	$116,870	$106,997	$340,119	$315,180
AFFO per common share	$0.71	$0.68	$2.09	$2.03

Third Quarter 2019 Highlights:

•	FFO and Core FFO per common share increased 4.5% over prior year results

•	AFFO per common share increased 4.4% over prior year results

•	Portfolio occupancy was 99.1% at September 30, 2019 as compared to 98.8% on June 30, 2019 and 98.2% on March 31, 2019

•	Invested $116.8 million in property investments, including the acquisition of 27 properties with an aggregate 533,000 square feet of gross leasable area at an initial cash yield of 6.8%

•	Sold 13 properties for $33.5 million producing $2.1 million of gains on sales

•	Raised $434.6 million net proceeds from the issuance of 8,020,285 common shares

Highlights for the nine months ended September 30, 2019:

•	FFO per share increased 2.0% over prior year results

•	Core FFO per share increased 1.5% over prior year results

•	AFFO per common share increased 3.0% over prior year results

•	Invested $509.6 million in property investments, including the acquisition of 131 properties with an aggregate 2,645,000 square feet of gross leasable area at an initial cash yield of 6.9%

•	Sold 43 properties for $94.8 million producing $25.1 million of gains on sales, net of noncontrolling interest

•	Raised $521.8 million in net proceeds from issuance of 9,653,149 common shares

Core FFO guidance for 2019 was increased from a range of $2.71 to $2.76 per share to a range of $2.74 to $2.77 per share. The 2019 AFFO is estimated to be $2.79 to $2.82 per share. The Core FFO guidance equates to net earnings of $1.60 to $1.63 per share, plus $1.14 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, any charges for impairments and preferred stock redemption charges. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

The company also announced 2020 Core FFO guidance of $2.83 to $2.87 per share and estimated 2020 AFFO to be $2.90 to $2.94 per share. The Core FFO guidance equates to net earnings of $1.70 to $1.74 per share, plus $1.13 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, and any charges for impairments. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Jay Whitehurst, Chief Executive Officer, commented: “National Retail Properties posted another quarter of solid results, highlighted by increasing our annual common stock dividend for the 30th consecutive year and by raising over $434 million of well-priced equity. Driven by our high occupancy rate, strong performance in acquisitions and dispositions and a fortress-like balance sheet, we are pleased to raise our guidance for 2019 and to introduce 2020 guidance.  We run our business with a long-term focus, characterized by consistent per share growth on a multi-year basis, and our guidance for 2019 and 2020 reflects that consistent philosophy.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2019, the company owned 3,057 properties in 48 states with a gross leasable area of approximately 32.2 million square feet and with a weighted average remaining lease term of 11.2 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on October 31, 2019, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the Commission for the quarter and nine months ended September 30, 2019. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Income Statement Summary

Revenues:
Rental income	$168,224	$154,656	$495,846	$462,570
Interest and other income from real estate transactions	383	675	1,265	1,113
	168,607	155,331	497,111	463,683

Operating expenses:
General and administrative	8,726	8,543	27,524	25,980
Real estate	6,706	5,759	20,398	17,449
Depreciation and amortization	48,348	42,479	140,769	130,280
Impairment losses – real estate, net of recoveries	10,692	3,635	21,124	9,718
Retirement severance costs	—	222	—	743
	74,472	60,638	209,815	184,170
Gain on disposition of real estate	2,061	14,348	25,508	57,050
Earnings from operations	96,196	109,041	312,804	336,563

Other expenses (revenues):
Interest and other income	(501)	(195)	(2,912)	(258)
Interest expense	29,948	27,194	89,716	80,906
Leasing transaction costs	51	—	178	—
	29,498	26,999	86,982	80,648

Net earnings	66,698	82,042	225,822	255,915
Earnings attributable to noncontrolling interests	(5)	(10)	(428)	(29)

Net earnings attributable to NNN	66,693	82,032	225,394	255,886
Series E preferred stock dividends	(4,097)	(4,097)	(12,291)	(12,291)
Series F preferred stock dividends	(4,485)	(4,485)	(13,455)	(13,455)
Net earnings available to common stockholders	$58,111	$73,450	$199,648	$230,140

Weighted average common shares outstanding:
Basic	164,884	156,853	162,641	154,582
Diluted	165,362	157,286	163,126	155,008

Net earnings per share available to common stockholders:
Basic	$0.35	$0.47	$1.23	$1.49
Diluted	$0.35	$0.47	$1.22	$1.48

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$58,111	$73,450	$199,648	$230,140
Real estate depreciation and amortization	48,271	42,397	140,539	130,039
Gain on disposition of real estate, net of noncontrolling interests	(2,061)	(14,348)	(25,096)	(57,050)
Impairment losses – depreciable real estate, net of recoveries	10,692	3,635	21,124	9,718
Total FFO adjustments	56,902	31,684	136,567	82,707
FFO available to common stockholders	$115,013	$105,134	$336,215	$312,847

FFO per common share:
Basic	$0.70	$0.67	$2.07	$2.02
Diluted	$0.70	$0.67	$2.06	$2.02

Core Funds From Operations Reconciliation:
Net earnings available to common stockholders	$58,111	$73,450	$199,648	$230,140
Total FFO adjustments	56,902	31,684	136,567	82,707
FFO available to common stockholders	115,013	105,134	336,215	312,847

Retirement severance costs	—	222	—	743
Gain on sale of equity investments	—	—	(1,331)	—
Total Core FFO adjustments	—	222	(1,331)	743
Core FFO available to common stockholders	$115,013	$105,356	$334,884	$313,590

Core FFO per common share:
Basic	$0.70	$0.67	$2.06	$2.03
Diluted	$0.70	$0.67	$2.05	$2.02

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$58,111	$73,450	$199,648	$230,140
Total FFO adjustments	56,902	31,684	136,567	82,707
Total Core FFO adjustments	—	222	(1,331)	743
Core FFO available to common stockholders	115,013	105,356	334,884	313,590

Straight-line accrued rent	(542)	59	(1,702)	(871)
Net capital lease rent adjustment	170	192	508	655
Below-market rent amortization	(178)	(219)	(579)	(2,334)
Stock based compensation expense	2,734	2,205	7,805	6,640
Capitalized interest expense	(327)	(596)	(797)	(2,500)
Total AFFO adjustments	1,857	1,641	5,235	1,590
AFFO available to common stockholders	$116,870	$106,997	$340,119	$315,180

AFFO per common share:
Basic	$0.71	$0.68	$2.09	$2.04
Diluted	$0.71	$0.68	$2.09	$2.03

Other Information:
Rental income from operating leases(1)	$163,673	$150,418	$482,306	$449,216
Earned income from direct financing leases(1)	$204	$242	$624	$696
Percentage rent(1)	$329	$284	$1,051	$1,018

Real estate expense reimbursement from tenants(1)	$4,018	$3,712	$11,865	$11,640
Real estate expenses	(6,706)	(5,759)	(20,398)	(17,449)
Real estate expenses, net of tenant reimbursements	$(2,688)	$(2,047)	$(8,533)	$(5,809)

Amortization of debt costs	$936	$913	$2,787	$2,695
Scheduled debt principal amortization (excluding maturities)	$141	$134	$422	$400
Non-real estate depreciation expense	$80	$84	$238	$249

(1)
The condensed consolidated financial statements for the quarter and nine months ended September 30, 2019 and 2018 are presented under the new accounting standard, ASU 2016-02, "Leases (Topic 842)."  For the quarter and nine months ended September 30, 2019, the aggregate of such amounts is $168,224 and $495,846, respectively, classified as rental income on the income statement summary. For the quarter and nine months ended September 30, 2018, the aggregate of such amounts is $154,656 and $462,570, respectively.

Earnings Guidance:
Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

	2019 Guidance	2020 Guidance
Net earnings per common share excluding any gains on disposition of real estate, impairment charges and preferred stock redemption charges	$1.60 - $1.63 per share	$1.70 - $1.74 per share
Real estate depreciation and amortization per share	$1.14 per share	$1.13 per share
Core FFO per share	$2.74 - $2.77 per share	$2.83 - $2.87 per share
AFFO per share	$2.79 - $2.82 per share	$2.90 - $2.94 per share
G&A expenses	$37.0 - $38.0 Million	$42.0 - $43.0 Million
Real estate expenses, net of tenant reimbursements	$10.0 - $10.5 Million	$8.0 - $9.0 Million
Acquisition volume	$650 - $750 Million	$550 - $650 Million
Disposition volume	$110 - $130 Million	$80 - $120 Million

National Retail Properties, Inc. (in thousands) (unaudited)

	September 30, 2019	December 31, 2018
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$7,121,156	$6,838,907
Accounted for using the direct financing method	6,882	8,069
Real estate held for sale	13,961	28,456
Cash and cash equivalents	353,688	114,267
Receivables, net of allowance of $506 and $2,273, respectively	2,882	3,797
Accrued rental income, net of allowance of $1,842	28,570	25,387
Debt costs, net of accumulated amortization	3,104	4,081
Other assets	97,441	80,474
Total assets	$7,627,684	$7,103,438

Liabilities:
Line of credit payable	$—	$—
Mortgages payable, including unamortized premium and net of unamortized debt cost	12,221	12,694
Notes payable, net of unamortized discount and unamortized debt costs	2,841,680	2,838,701
Accrued interest payable	45,886	19,519
Other liabilities	101,393	77,919
Total liabilities	3,001,180	2,948,833

Stockholders' equity of NNN	4,626,497	4,154,250
Noncontrolling interests	7	355
Total equity	4,626,504	4,154,605

Total liabilities and equity	$7,627,684	$7,103,438

Common shares outstanding	171,637	161,504

Gross leasable area, Property Portfolio (square feet)	32,209	30,487

National Retail Properties, Inc. Debt Summary As of September 30, 2019 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 87.5 bps	3.165%	January 2022

Unsecured notes payable:
2022	325,000	323,293	3.800%	3.985%	October 2022
2023	350,000	348,981	3.300%	3.388%	April 2023
2024	350,000	349,635	3.900%	3.924%	June 2024
2025	400,000	399,368	4.000%	4.029%	November 2025
2026	350,000	347,080	3.600%	3.733%	December 2026
2027	400,000	398,657	3.500%	3.548%	October 2027
2028	400,000	397,385	4.300%	4.388%	October 2028
2048	300,000	295,826	4.800%	4.890%	October 2048
Total	2,875,000	2,860,225

Total unsecured debt(1)	$2,875,000	$2,860,225

Debt costs		(26,932)
Accumulated amortization		8,387
Debt costs, net of accumulated amortization		(18,545)
Notes payable, net of unamortized discount and unamortized debt costs		$2,841,680
(1) Unsecured notes payable have a weighted average interest rate of 4.0% and a weighted average maturity of 8.6 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$12,282	5.23%	July 2023

Debt costs	(147)
Accumulated amortization	86
Debt costs, net of accumulated amortization	(61)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$12,221
(1) Includes unamortized premium

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2019(1)	2018(2)
1.	Convenience stores	17.5%	18.5%
2.	Restaurants – full service	11.3%	11.8%
3.	Automotive service	9.3%	7.6%
4.	Restaurants – limited service	8.8%	7.8%
5.	Family entertainment centers	6.8%	7.0%
6.	Health and fitness	5.3%	5.6%
7.	Theaters	4.8%	5.1%
8.	Recreational vehicle dealers, parts and accessories	3.5%	3.0%
9.	Automotive parts	3.2%	3.5%
10.	Equipment rental	2.7%	1.9%
11.	Home improvement	2.6%	2.2%
12.	Wholesale clubs	2.6%	2.4%
13.	Medical service providers	2.2%	2.3%
14.	General merchandise	1.8%	1.8%
15.	Home furnishings	1.7%	1.5%
16.	Furniture	1.6%	1.8%
17.	Drug stores	1.6%	1.8%
18.	Travel plazas	1.6%	1.7%
19.	Consumer electronics	1.5%	1.7%
20.	Banks	1.4%	1.7%
	Other	8.2%	9.3%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.3%	6.	Georgia	4.5%
2.	Florida	9.0%	7.	Indiana	4.0%
3.	Ohio	5.7%	8.	Tennessee	3.8%
4.	Illinois	5.1%	9.	Virginia	3.7%
5.	North Carolina	4.6%	10.	California	3.1%
	(1) Based on the annualized base rent for all leases in place as of September 30, 2019.
	(2) Based on the annualized base rent for all leases in place as of September 30, 2018.

National Retail Properties, Inc.
Property Portfolio

Top Tenants ( ≥ 2.0%)

	Properties	% of Total(1)
7-Eleven	140	5.1%
Mister Car Wash	109	4.3%
Camping World	47	4.3%
LA Fitness	30	3.8%
Flynn Restaurant Group (Taco Bell/Arby's)	204	3.5%
GPM Investments (Convenience Stores)	151	3.4%
AMC Theatre	20	3.1%
Couche Tard (Pantry)	85	2.8%
BJ's Wholesale Club	11	2.6%
Sunoco	61	2.3%
Chuck E. Cheese's	53	2.2%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2019	0.3%	17	377,000	2025	5.1%	145	1,573,000
2020	2.1%	89	944,000	2026	4.7%	176	1,681,000
2021	3.7%	119	1,301,000	2027	7.3%	193	2,611,000
2022	5.6%	123	1,634,000	2028	4.7%	157	1,172,000
2023	3.0%	118	1,468,000	2029	3.0%	75	1,030,000
2024	3.8%	101	1,596,000	Thereafter	56.7%	1,713	16,264,000

(1)	Based on the annual base rent of $658,347,000, which is the annualized base rent for all leases in place as of September 30, 2019.

(2)	As of September 30, 2019, the weighted average remaining lease term is 11.2 years.

(3)	Square feet.